SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                               October 13, 2003



                       TECHNOLOGY ACQUISITION CORPORATION
              Exact name of registrant as specified in its charter)

               Nevada                                   87-2099034
               --------                                 ----------
            (State or other jurisdiction of          (I.R.S.Employer
          incorporation or organization)           Identification No.)

                                 509 N. Winnetka
                                    Suite 207
                               Dallas, Texas 75211

            ---------------------------------------------------------
               (Address of principal executive offices) (Zip Code)

                  Registrant's telephone number: (214) 948-2990



                                 Not Applicable
            ---------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

   On October 13, 2003, pursuant to written consent of two thirds of all of the issued and outstanding shares of the Corporation's common stock, Technology Acquisition Corporation effectuated a reverse stock split of all of the issued and outstanding shares of the Corporation's common stock so that each ten (10) shares of Technology Acquisition Corporation's common stock, $0.01 par value per share, issued and outstanding immediately prior to the effective date of the corporate action ("Old Common Stock") was reclassified and exchanged into one (1) validly issued and non-assessable share of the comon stock of the Company ("New Common Stock") without any action by the holder of the shares. Technology Acquisition Corporation shall not issue fractions of shares of the New Common Stock in connection with the reclassification of the shares. Each shareholder shall receive upon surrender of the certificate representing the Old Common Stock a new certificate evidencing and representing the number of shares of New Common Stock to which such shareholder is entitled under the reclassification.



                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              TECHNOLOGY ACQUISITION CORPORATION
                              (Registrant)


                              /s/ Wilhelm Liesner
                              --------------------------------
                              Wilhelm Liesner
                              President and Chief Executive Officer




                              Date:  October 13, 2003